Aflac Incorporated 2008 Form 10-K
Exhibit 24
POWER OF ATTORNEY
     I, the undersigned director of Aflac Incorporated, hereby constitute and appoint Daniel P. Amos and Kriss Cloninger, III, and each of them the lawful attorneys and agents, with full power of substitution and authority, to sign for me and in my name in the capacity indicated below, the Annual Report on Form 10-K of Aflac Incorporated for the fiscal year ended December 31, 2008 (the “Form 10-K”) in the form presented to me, with such changes as such officers deem necessary and appropriate, and all amendments to the Form 10-K, and generally to do all such things in my name and on my behalf in my capacity as director to enable Aflac Incorporated to comply with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission in connection with the Form 10-K. I hereby ratify and confirm my signature as it may be signed by either of said attorneys-in-fact to the Form 10-K and any and all amendments thereto.
Dated: February 10, 2009

/s/ Yoshiro Aoki
Name:	Yoshiro Aoki
Title:	Director, Aflac Incorporated